UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 278-8930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Utpal Koppikar as Chief Financial Officer

On June 7, 2018, Atara Biotherapeutics, Inc. (“Atara” or the “Company”) announced the appointment of Utpal Koppikar as Chief Financial Officer.

Mr. Koppikar, age 47, was with Gilead Sciences, Inc. from June 2011 until June 2018 where he was most recently VP, Corporate and Operations Finance. Mr. Koppikar also previously served as Vice President of EMEA Finance and Senior Director Commercial Finance at Gilead Sciences, Inc.  Prior to that, Mr. Koppikar held multiple roles at Amgen Inc. from January 2001 to June 2011.  Mr. Koppikar has a BS from the University of Maryland, an MS from Stanford University and an MBA from the UCLA Anderson School of Management.

Mr. Koppikar will receive an annual salary of $425,000, a sign-on bonus of $100,000 and will have a bonus target equal to 35% of his base salary, to be paid upon achievement of certain corporate goals.  In addition, Mr. Koppikar will receive 75,000 stock options and 45,000 restricted stock units.

Mr. Koppikar has no family relationships with any director, executive officer or person nominated or chosen by Atara to become a director or executive officer of Atara.  Mr. Koppikar is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ Mina Kim
Mina Kim
General Counsel

Date:   June 7, 2018